UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     November 30, 2013

     GLOBAL DIVERSIFIED FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-30455 (Commission File Number)	13-4015586 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective December 1, 2013, Global Diversified Futures Fund L.P. (the “Registrant”) entered into an amendment (the “Amendment to the Management Agreement”) to the management agreement, dated October 29, 2010 (together with the Amendment to the Management Agreement, the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Blackwater Capital Management LLC, a Delaware limited liability company (“Blackwater”), pursuant to which Blackwater shall manage the portion of the Registrant’s assets allocated to it.

Pursuant to the Amendment to the Management Agreement, the professional management services fee is 0.75% per year.  In all other respects the Management Agreement remains unchanged and of full force and effect.

The Management Agreement expires on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to Blackwater not less than 30 days prior to the expiration of the previous period.

The Amendment to the Management Agreement is filed herewith as Exhibit 10.1.

Item 1.02.                      Termination of a Material Definitive Agreement.

Effective November 30, 2013, the General Partner and the Registrant terminated the management agreement dated September 29, 2008 (the “Waypoint Management Agreement”), with Waypoint Capital Management LLC (“Waypoint”), pursuant to which Waypoint managed the portion of the Registrant’s assets allocated to it.  The General Partner terminated the Waypoint Management Agreement because Waypoint is no longer trading on behalf of the Registrant.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment to the Management Agreement dated December 1, 2013, by and among the Registrant, the General Partner and Blackwater.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/Alper Daglioglu
  Alper Daglioglu
          President and Director

Date:  December 5, 2013